Exhibit 10.2

EXECUTION COPY

FORM OF LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”), dated as of June 6, 2013, is made and entered into by and among (a) Alexander & Baldwin, Inc., a Hawaii corporation (“Parent”), (b) A&B II, LLC, a Hawaii limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”) and (c)                                            (the “Shareholder”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”) is being entered into by and among Parent, Merger Sub, Grace Pacific Corporation, a Hawaii corporation (“Grace”), GPC Holdings, Inc., a Hawaii corporation and initially a wholly owned subsidiary of Grace and, following the Holding Company Reorganization, the parent company of Grace (“GPC Holdings”), and David C. Hulihee, in his capacity as the Shareholders’ Representative, pursuant to which, following the Restructuring, GPC Holdings will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”);

WHEREAS, the Shareholder will be issued shares of common stock, without par value, of Parent (the “Parent Common Stock”) pursuant to the Merger Agreement; and

WHEREAS, as a condition to, and in consideration for, Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated thereby, Parent and Merger Sub have required that the Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Lock-Up Period.  The Shareholder covenants and agrees not to (a) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, hypothecate, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Parent Common Stock issued to the Shareholder pursuant to the Merger Agreement (all such shares, the “Locked-Up Shares”) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Locked Up Shares, whether any such transaction described in clause (a) or (b) is to be settled by delivery of Parent Common Stock, in cash or otherwise, for a period of six (6) months following the Effective Time of the Merger.  Notwithstanding the foregoing, the Shareholder may Transfer Locked-Up Shares to (i) a controlled Affiliate of the Shareholder, (ii) if the Shareholder is a natural person, an immediate family member or lineal descendant of the Shareholder or (iii) if the Shareholder is a natural person, any trust created for the benefit of any person specified in clause (ii) or other estate planning vehicle (each, a “Permitted Transferee”) if, and only if, in each case, the Permitted

Transferee agrees in writing to be bound by the provisions of this Agreement to the same extent as the Shareholder.

2.                                      Legend; Stop Transfer Instructions.

(a)                                 Each stock certificate representing the Locked-Up Shares shall be stamped or otherwise imprinted with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT, DATED AS OF JUNE 6, 2013, BY AND BETWEEN THE HOLDER HEREOF AND THE ISSUER AND MAY ONLY BE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF.”

(b)                                 The Shareholder hereby agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of the Locked-Up Shares held by the Shareholder except in compliance with this Agreement.

3.                                      Miscellaneous.

(a)                                 Specific Performance.  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Hawaii or in Hawaii state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)                                 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(c)                                  Fees and Expenses; Attorneys’ Fees.  Except as otherwise expressly provided in this Agreement, Parent, on the one hand, and the Shareholder, on the other hand, shall each bear its own direct and indirect fees and expenses in connection with the investigation, negotiation and performance of this Agreement and the consummation of the other transactions contemplated hereby, including all direct and indirect expenses, financial advisory, legal and accounting fees.

(d)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF HAWAII.

(e)                                  Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, hereby:

(i)                                     irrevocably submits to the exclusive jurisdiction of a court of competent authority in the State of Hawaii or any United States federal court located in the State of Hawaii, for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof;

(ii)                                  waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and

(iii)                               agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise.

(f)                                   Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

(g)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

(i)                                     if to the Shareholder, to:

With copies to:

Sidley Austin LLP
555 W. 5th Street, 40th Floor
Los Angeles, California 90013
Facsimile:  (213) 896-6600
Attention:   Robert W. Kadlec

and

Schneider Tanaka Radovich Andrew & Tanaka
1100 Alakea Street, Suite 2100
Honolulu, Hawaii 96813
Facsimile:  (808) 792-3920
Attention:   Tod Tanaka

and

(ii)                                  if to Parent or Merger Sub, to:

Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii 96813
Facsimile:  (808) 525-6678
Attention:   Nelson Chun

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
Facsimile: (202) 661-8280
Attention: Marc S. Gerber

(h)                                 Binding Effect; Persons Benefiting; No Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof.  This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that without such prior consent, Parent shall have the right to assign all or any part of its right, title, interest or obligations hereunder to any wholly owned Subsidiary of Parent, provided that Parent remains liable for its obligations hereunder notwithstanding a permitted assignment.

(i)                                     Amendment, Modification and Waiver.  This Agreement may not be amended, altered or modified except by written instrument executed by the parties hereto.  Any waiver of rights hereunder must be set forth in writing.  The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

(j)                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

[Signature page follows]

IN WITNESS THEREOF, Parent, Merger Sub and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

ALEXANDER & BALDWIN, INC.

By:
Name:
Title:

MERGER SUB:

A&B II, LLC

By:
Name:
Title:

SHAREHOLDER: